Exhibit (4)(v)
CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
GMDB RIDER SCHEDULE

GMDB Type:	Return of Premium (GMIB Rider version)

GMDB Effective Date:	[May 1, 2008]

Maximum Age for GMDB Rider:	[80]
GMDB Base:
The GMDB Base is equal to (a) plus (b) minus (c) where:
(a)	is the amount of [Initial Premium] allocated to any [subaccounts], other than Excluded Accounts, on the GMDB Effective Date;

(b)	is the sum of all Additional Premiums allocated to, and all amounts transferred from Excluded Accounts into, any [subaccounts] other than Excluded Accounts, since the GMDB Effective Date; and

(c)	is the sum of all “adjusted” withdrawals from, and all amounts transferred into Excluded Accounts from, any [subaccounts] other than Excluded Accounts, since the GMDB Effective Date.
Each “adjusted” withdrawal from other than Excluded Accounts is equal to the amount of such withdrawal multiplied by an adjustment factor.
If the GMIB Rider is in effect, the adjustment factor is defined as follows:
(1)	if the total of all withdrawals from any [subaccounts] other than Excluded Accounts during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year (as defined in the GMIB Rider), the adjustment factor is 1.0; or

(2)	if the total of all withdrawals from any [subaccounts] other than Excluded Accounts during the Contract Year, including the amount of the requested withdrawal, is greater than [6]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year (as defined in the GMIB Rider), the adjustment factor is (a) divided by (b) where:
(a)	is the GMDB Base immediately prior to such withdrawal; and

(b)	is the [Account Value] minus any amounts in Excluded Accounts immediately prior to such withdrawal.
[Required Minimum Distribution (RMD): If You are required to take withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code You must notify Us in writing.
If We receive such written notification and if We determine that the RMD for Your Contract is greater than [6]% times GMIB Roll-Up Base attributable to the

ML103-5 GMIB ROP(4/08)	SPECIMEN

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
beginning of the Contract Year, then the adjustment factor will be 1.0 if cumulative withdrawals for that Contract Year, including the requested withdrawal, do not exceed the RMD.]
GMDB RIDER SCHEDULE (Continued)
If the GMIB Rider has terminated due to expiration of the Exercise Period on the Last Exercise Date, the adjustment factor is (a) divided by (b), where:
(a)	is the GMDB Base immediately prior to the withdrawal; and

(b)	is the [Account Value] minus any amounts in Excluded Accounts immediately prior to the withdrawal.
If the GMIB Rider is no longer in effect (other than due to expiration of the Exercise Period on the Last Exercise Date), this GMDB Rider will terminate on the date the GMIB Rider is cancelled.
Excluded Accounts:
[None]
We reserve the right to add or delete a [subaccount] from the list of Excluded Accounts if such [subaccount] is added or deleted as an investment option.
Death Benefit Determination Date:
The Death Benefit will be determined as of [the date We receive Due Proof of Death of the Owner (the first Owner to die if the contract has Co-Owners) at Our Service Center]. If the Contract has more than one Beneficiary, the Death Benefit will be determined as of [the date We receive Due Proof of Death from each Beneficiary].
Death Benefit Limitation:
[If an Owner dies within [90 days] of the GMDB Effective Date or within [6 months] of the date of a change of Owner where the life upon which payment of the Death Benefit is based has changed (unless under the Spousal Beneficiary Continuation Option), the Death Benefit will be limited to payment of the Contract Value.]
Change of Owner:
If there is a change of Owner, this Rider will terminate unless the Owner is changed under any of the circumstances described below:
[(1)]	[a spouse of the current Owner is added as an Owner and was not older than the Maximum Age for GMDB Rider on the effective date of the change of Owner; or]

[(2)]	[a spouse of the current Owner is removed as an Owner; or]

[(3)]	[as the result of the creation or termination of a trust, the life (or lives) upon which payment of the Death Benefit is based has not changed; or]

[(4)]	[an Eligible Spousal Beneficiary becomes the Owner and was not older than the Maximum Age for GMDB Rider on the [Spousal Continuation Date].]

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
If this Rider continues in effect following a change of Owner (other than as the result of the Spousal Beneficiary Continuation Option), the GMDB Base will be reset to equal the Contract Value, if lower, on the effective date of the change of Owner.
GMDB RIDER SCHEDULE (Continued)
Allocation Guidelines and Restrictions:
[Unless You agree to participate in another investment program which We may make available to satisfy the Allocation Guidelines and Restrictions, You must participate in a [quarterly] Rebalancing Program and provide Us with written instructions that comply with the following:
(1)	You must allocate at least [40%], but not more than [70%] of Your total allocations among [subaccounts] in the following Investment Categories:
[Large Cap]
[Mid Cap]
[Small Cap]
[International]
(2)	You must allocate no more than [40%] of Your total allocations among the following Investment Categories:
[Small Cap]
[International]
[Alternative]
[Money Market]
(3)	You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.

(4)	You must choose a periodic Rebalancing Date [from the 1st through the 28th day of the month].

(5)	You must schedule Your first Rebalancing Date to begin within [95] days from the GMDB Effective Date.

(6)	You agree to furnish new allocation instructions that comply with (1) — (3) above prior to any future closure or elimination of a [subaccount] in which You are invested.
You may request to change Your instructions while this Rider is in effect provided that each request complies with (1) — (4) above.
On each [quarterly] Rebalancing Date, We automatically reallocate Your [Account Value] to maintain the percentage allocation among the [subaccounts] that You have selected.
You must allocate any additional Premiums in accordance with the [subaccounts] and

CONTRACT SCHEDULE (Continued)
Contract Number: [%999999999]
percentages You have selected.
You may request to transfer among [subaccounts] while this Rider is in effect provided that each request results in an allocation of Your [Account Value] that complies with (1) and (2) above as of the end of the last Valuation Period preceding receipt of Your request.
Only pro-rata withdrawal requests affecting all [subaccounts] in which You are invested will be accepted while this Rider is in effect.
GMDB RIDER SCHEDULE (Continued)
[We reserve the right to impose additional limitations on Your ability to allocate to or make transfers involving any designated [subaccounts] made available in the future.] ]
GMDB Charge:

	Current	Maximum
GMDB Charge Percentage:	[0.15% annually]	[0.40% annually]
[The GMDB Charge is calculated on each Monthaversary as follows:
(i)	the GMDB Base is determined on the Monthaversary;

(ii)	that amount is multiplied by the current GMDB Charge Percentage;

(iii)	the resulting amount is divided by 12.
The sum of the GMDB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.
[If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMDB Charges.]
If the GMDB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMDB Charges calculated on any prior Monthaversary but not yet collected.]
[The GMDB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]
The [Contract Value and] Surrender Value [are] reduced by any GMDB Charges calculated but not yet collected.